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                                                                    EXHIBIT 10.6



                              EMPLOYMENT AGREEMENT


         This Agreement dated as of January 30, 1998 is among Galileo Corporation (the "Company"), a Delaware corporation, and John F. Blais, Jr. (the "Executive"). This Agreement is made in connection with the Company's acquisition of OFC Corporation ("OFC") pursuant to the Agreement and Plan of Merger dated as of December 30, 1997 (the "Merger Agreement"). The Executive was the principal stockholder and a key executive of OFC prior to the acquisition. In order to preserve the value of OFC's goodwill, the Company desires to continue the employment of Executive and to protect the confidential information of OFC and the Company after the acquisition.

         Accordingly, the parties hereto agree as follows:

         1. Employment of Executive. Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive, and Executive agrees to serve the Company, as an executive officer of OFC reporting to the Board of Directors of OFC (the "Board") with such specific duties appropriate for an executive officer as may be assigned to the Executive from time to time by the Board for a period of three years commencing on the date hereof, unless earlier terminated as herein provided. Executive's employment hereunder will be on a full business time basis, as President of OFC with duties comparable to those heretofore performed, for the first year and on a one-half time basis, as President Emeritus of OFC, thereafter. Neither the Company nor Executive shall have any obligation to continue employment after the term hereof. If Executive remains employed after the term hereof, Executive's employment and compensation shall be at will and may be terminated, with or without cause and with or without notice, at any time at the option of the Company or Executive.

         2. Compensation. For all services to be rendered by Executive to the Company pursuant to this Agreement, the Company shall pay to and provide the Executive with the following compensation and benefits:

                  (a) Salary. The Company shall pay to Executive salary at the rate of $100,000 per year for the first year of employment and $50,000 per year thereafter, payable in substantially equal installments no less often than biweekly.

                  (b) Participation in Benefit Plans. Executive shall be entitled to participate in all employee benefit plans or programs of the Company to the extent eligible. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the term of this Agreement, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto, provided that Executive shall receive benefits at least comparable to the benefits currently provided by the Company to all full-time executives. The Company shall provide health insurance with coverage comparable to the coverage currently provided by the Company to executives until Executive is age 65 regardless of the termination of his employment, unless such termination is by the Company for cause (as defined in Section 3(a)(ii)).



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                  (c) Expenses. The Company shall reimburse Executive for
ordinary and necessary business expenses in accordance with the general corporate policy of the Company from time to time in effect.

         3. Termination.

                  (a) Early Termination. Executive's employment hereunder shall terminate prior to the expiration of the term specified in Section 1:

                           (i) upon Executive's death or inability by reason of
physical or mental impairment to perform substantially all of Executive's services as contemplated herein for 60 days or more within any six-month period;

                           (ii) by the Company for cause in the event of (i)
Executive's willful failure to follow the reasonable directions of the Board or otherwise perform Executive's duties hereunder (other than as a result of physical or mental impairment) after written notice of such failure in reasonable detail is given to Executive by the Company or (ii) intentional or grossly negligent conduct by Executive that is materially injurious to OFC or the Company as reasonably determined by the Board, which conduct continues after written notice thereof in reasonable detail is given to Executive; or

                           (iii) by the Company without cause, subject to
payment of the amounts specified in Section 3(b).

                  (b) Severance. If Executive's employment is terminated by the Company without cause (as defined in Section 3(a)(ii)), the Company will pay Executive as severance an amount equal to salary at the rates specified in
Section 2(a) for the balance of the term, payable as provided therein. If Executive's employment is terminated for any other reason, the Company will pay Executive an amount equal to Executive's then current salary through the date of termination.

         4. Confidential Information, Inventions and Noncompetition.

                  (a) Confidential Information. During the course of Executive's employment, Executive may have become or will become aware of information relating to the operations or business affairs of OFC or the Company that is treated by them as confidential or proprietary ("Confidential Information"). Executive acknowledges that the Company is and shall at all times remain the sole owner of the Confidential Information and of all intellectual property rights relating thereto and Executive agrees not to publish or otherwise disclose or make available to any third party any Confidential Information and not to use any Confidential Information for Executive's own benefit or for the benefit of any third party. Upon termination of this Agreement, or at any time upon the Company's request, Executive will return to the Company all copies of Confidential Information in Executive's possession or under Executive's control.

         Confidential Information does not include information which (a) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this agreement by Executive, (b) is generally disclosed to third parties by the Company without restriction on such third parties, or
(c) is required to be disclosed by a governmental authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all available protection and reasonable advance notice is given to the Company.



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                  (b) Ownership of Inventions. Any invention, discovery, new product or business opportunity made, discovered or reduced to practice by Executive (whether alone or with others) in the course of performing services for OFC or the Company or arising directly from Confidential Information acquired by Executive ("Invention") will be the exclusive property of the Company, and the Company may use or pursue any of them without restriction or additional compensation to Executive.

         To the extent any Invention results in a patentable, copyrightable or other proprietary invention, Executive hereby assigns and agrees to assign to the Company all of Executive's right, title and interest in and to any such invention. Executive agrees to cooperate fully in obtaining patent, copyright or other proprietary protection for any such invention, all in the name of the Company and at the Company's cost and expense, and to execute and deliver all requested applications, assignments and other documents and take such other measures as the Company may reasonably request in order to perfect and enforce the Company's rights therein (including transfer of possession to the Company of all inventions embodied in tangible materials).

                  (c) Noncompetition. Executive shall comply with his noncompetition covenant contained in Section 5.15 of the Merger Agreement notwithstanding any provision of this Agreement for the period specified therein or for a period of two years following termination of his employment hereunder for any reason, whichever period expires later.

         5. Miscellaneous.

                  (a) Remedies. Executive agrees that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of OFC and the Company and are reasonable for such purpose. Executive agrees that any breach of this Agreement will cause the Company substantial and irreparable damage and, therefore, in the event of any such breach, in addition to such other remedies as may be available, the Company shall have the right to seek specific performance and injunctive relief without bond.

                  (b) Notices. Any notice or other communication hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier (with receipt confirmed) or by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or on the third business day after being sent by registered or certified mail (postage prepaid, return receipt requested), addressed, if to the Company, to the attention of the President, Galileo Corporation, Galileo Park, P.O. Box 550, Sturbridge, Massachusetts 01566 (fax number (508) 347-2270), or to such other address as the Company may designate in writing at any time or from time to time to the Executive, and if to the Executive, to the most recent address on file with the Company.

                  (c) Integration. This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding relating to Executive's employment with or compensation by OFC or the Company. This Agreement may not be amended, supplemented or otherwise modified except in writing signed by the parties hereto.

                  (d) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors, assigns, heirs and personal representatives.



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                  (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  (f) Severability. If any provision hereof shall for any reason be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein. If any provision hereof shall for any reason be held by a court to be excessively broad as to duration, geographical scope, activity or subject matter, it shall be construed by limiting and reducing it to make it enforceable to the extent compatible with applicable law as then in effect.

                  (g) Governing Law. This Agreement shall be governed by the laws of Massachusetts without regard to its conflict of laws principles.

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first stated above.


                                   GALILEO CORPORATION


                                   By:______________________________
                                      Title:




                                   _________________________________
                                          JOHN F. BLAIS, JR.